EXHIBIT 23.3
------------







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment #1 to Registration Statement No. 333-00047 of Banyan Strategic Realty Trust on Form S-3 of our report dated June 11, 1997 on our audit of the statement of revenues and certain expenses of RREEF MA-I Butterfield Office Plaza, Inc. for the year ended December 31, 1996, appearing in the Current Report on Form 8-K of Banyan Strategic Realty Trust dated June 26, 1997.





Deloitte & Touche LLP
Chicago, Illinois

August 19, 1998